Origin Materials, Inc. Reports Financial Results for First Quarter 2022

– Customer Demand is Strong and Broad Based, Increased Contracted Offtake Agreements and Capacity Reservations to $7.4 Billion –
– Origin 1 Construction Timeline On Track and Capital Budget Increased by $15 to $20 Million Due to Rising Inflation and Challenging Supply Chain Environment –
– Origin 2 Construction Timeline, Budget, and Financing Unchanged –
– Maintains 2022 Adjusted EBITDA Forecast Loss of $36 Million and Updates Capital Expenditure Outlook to up to $175 Million –

WEST SACRAMENTO, CA., May 9, 2022 – Origin Materials, Inc. (“Origin,” “Origin Materials,” or the “Company”) (Nasdaq: ORGN, ORGNW), the world’s leading carbon negative materials company with a mission to enable the world’s transition to sustainable materials, today announced financial results for its first quarter ended March 31, 2022.

“We continue to execute on our plan and make progress on our mission to enable the world’s transition to sustainable materials. We remain well-capitalized, on track for completion of Origin 1 by the end of 2022, and the previously disclosed capital budget, construction timeline, and financing for Origin 2 are unchanged. We were pleased to announce new strategic partnerships with LVMH and Mitsubishi Chemical Holdings Group. These partnerships further increase our exposure to consumer and industrial end-markets including perfumes and cosmetics packaging and automotive. The LVMH partnership, in addition to being a new category expansion, will provide Origin with further access to European and international markets as we deliver sustainable packaging solutions across a family of renowned brands. The Mitsubishi Chemical Holdings Group partnership, which expands Origin’s international footprint in Asia, represents a significant opportunity in carbon black, a new product category for Origin. Approximately 70% of the world’s carbon black is used as a reinforcing filler in tires and the global market for carbon black is projected to reach $26 billion by 2025.1 The demand for ‘net zero’-enabling materials remains strong, and our efforts to commercialize the business have resulted in increased offtake agreements and capacity reservations from our customers and partners to $7.4 billion, a more than sevenfold increase since our announcement to become a public company in February 2021,” said Rich Riley, Co-Chief Executive Officer of Origin.

1 Grand View Research, Inc.

Key Company First Quarter Highlights
Origin Materials has increased its total signed offtake agreements and capacity reservations to $7.4 billion as of today, up from $5.6 billion in February 2022. The Company also implemented new and expanded partnerships and customer relationships, including:

•Partnership with LVMH Moët Hennessy Louis Vuitton, the global leader in luxury goods, to bring carbon negative materials to the perfumes and cosmetics industry. As part of the strategic partnership, LVMH has signed a multi-year capacity reservation agreement with Origin Materials.
•Partnership with Mitsubishi Chemical Holdings Group to develop advanced carbon-negative materials for tires, by converting hydrothermal carbon ("HTC") into high-performance analogs of specialty carbon black materials. The partnership will leverage Mitsubishi Chemical Corporation’s global supply chain strength, access to Japanese and international markets, and technical innovation capabilities.

These partnerships complement Origin’s existing partnerships and customer relationships with industry leaders including Danone, Nestlé Waters, PepsiCo, Ford Motor Company, Mitsubishi Gas Chemical, Kolon Industries, PrimaLoft, Solvay, Mitsui & Co., Ltd., and Minafin Group.

Origin 1 and Origin 2 Financing and Construction Update
The Company maintains that the previously disclosed Origin 1 construction timeline is on track, with mechanical completion expected by the end of 2022. Due to rising inflation and a more challenging supply chain delivery environment, Origin has updated its capital budget for Origin 1 and now expects a $15 million to $20 million increase from its prior outlook. The total capital budget for Origin 1 is now expected to be in the range of $125 million to $130 million, up from the original $110 million capital budget when Origin first announced its go-public transaction in February 2021. The additional capital budget includes an appropriate contingency reserve and will be fully funded from the Company’s cash on hand.

During the first quarter, the Company hired additional members of the Origin 1 operations leadership team and started the process for hiring additional operations staff. Additional major equipment has been delivered onsite and set including the brine tanks associated with the ENCON evaporator module system. Piping and steel fabrication, which was started nearly 6 months ahead of the schedule announced in April 2021, is underway and on track, and the Company has started installing fabricated steel pipe racks in the field and interconnecting the plant’s key production modules.

A new video marking construction progress for Origin 1 is embedded into this press release and is also available on Origin’s Investor Relations site: https://investors.originmaterials.com/

The previously disclosed Origin 2 capital budget and construction timeline are unchanged. Front end design of the plant is underway with detailed engineering set to begin in 2023. The Company maintains that its financing assumptions for Origin 2 are reasonable and achievable, with Origin 2 fully funded from its existing cash on hand and previously indicated traditional project financing sources. Origin also continues to work with leading financial institutions on other forms of traditional private financing and federal loan programs, including through the U.S.D.A. and Department of Energy. In February, the State of Louisiana, pending finalization, awarded a Private Activity Bond volume cap allocation of $400 million to the Company for its selection of Geismar, LA as the site of Origin 2. The Company also expects to receive more than $100 million in pending state and local incentives for Origin 2.

Results for First Quarter 2022
Cash, cash equivalents and marketable securities were $427.7 million as of March 31, 2022.
Operating expenses for the first quarter were $7.6 million compared to $5.4 million in the prior year period.
Adjusted EBITDA loss was $6.5 million for the first quarter compared to a loss of $4.6 million in the prior-year period.
Net income was $7.3 million for the first quarter compared to a net loss of $53.6 million in the prior-year period.
Shares outstanding as of March 31, 2022 were 141.4 million including 4.5 million shares held by a certain stockholder that are subject to forfeiture based on share price performance targets previously disclosed in our filings.
Full Year 2022 Outlook
Based on current business conditions, business trends and other factors, the Company is maintaining Adjusted EBITDA and updating capital spending for fiscal year 2022 resulting from an increase in the capital budget of Origin 1:

•Adjusted EBITDA loss of up to $36 million
•Capital spending is now expected to be up to $175 million

For a reconciliation of a non-GAAP figure to the applicable GAAP figure please see the table captioned ‘Reconciliation of GAAP and Non-GAAP Results' set forth at the end of this press release.

These expectations do not consider, or give effect to, among other things, unforeseen events, including changes in global economic conditions.

Webcast and Conference Call Information
Company management will host a webcast and conference call on May 9, 2022, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s first quarter update presentation by logging onto the Investor Relations section of the Company's website at https://investors.originmaterials.com/.

The conference call can be accessed live over the phone by dialing 1-855-327-6837 (domestic) or +1-631-891-4304 (international). A telephonic replay will be available approximately two hours after the call by dialing 1-844-512-2921, or for international callers, +1-412-317-6671. The conference ID for the live call and pin number for the replay is 10019030. The replay will be available until 11:59 p.m. Eastern Time on May 23, 2022.

About Origin Materials, Inc.
Headquartered in West Sacramento, Origin Materials is the world's leading carbon negative materials company. Origin’s mission is to enable the world’s transition to sustainable materials. For over a decade, Origin has developed a platform for turning the carbon found in inexpensive, plentiful, non-food biomass such as sustainable wood residues into useful materials while capturing carbon in the process. Origin’s patented technology platform can help revolutionize the production of a wide range of end products, including clothing, textiles, plastics, packaging, car parts, tires, carpeting, toys, and more with a ~$1 trillion addressable market. In addition, Origin’s technology platform is expected to provide stable pricing largely decoupled from the petroleum supply chain, which is exposed to more volatility than supply chains based on sustainable wood residues. Origin’s patented drop-in core technology, economics and carbon impact are supported by a growing list of major global customers and investors. For more information, visit www.originmaterials.com.

Contacts
Origin Materials
Investors:
ir@originmaterials.com

Media:
media@originmaterials.com

Non-GAAP Financial Information
To supplement the Company’s financial results presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), the Company also uses non-GAAP financial measures, including adjusted EBITDA, as supplemental measures to review and assess the Company’s operating performance. Adjusted EBITDA is defined as net income or loss adjusted for (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) interest expense, net of capitalized interest, (iv) change in fair value of derivative liability, (v) change in fair value of warrants liability, (vi) change in fair value of earnout liability, (vii) professional fees related to completed mergers, and (viii) other income, net. The Company believes that these non-GAAP financial measures provide useful information about the Company’s operating results, enhance the overall understanding of the Company’s past performance and future prospects and allow for greater visibility with respect to key metrics used by the Company’s management in its financial and operational decision-making.

Non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, investors should not consider them in isolation. In addition, calculations of this non-GAAP financial information may be different from calculations used by other companies, and therefore comparability may be limited.

The Company mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable U.S. GAAP performance measures, all of which should be considered when evaluating our performance.

For more information on this non-GAAP financial measure, please see the table captioned “Reconciliation of GAAP and Non-GAAP Results” set forth at the end of this press release.

Cautionary Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Origin Materials’ business strategy, estimated total addressable market, access to traditional financing sources, budget and timelines to complete Origin 1 and Origin 2, ability to convert capacity reservations and offtake arrangements into revenue, commercial and operating plans, product development plans, anticipated growth and projected financial information and ability to realize the anticipated benefits of any partnerships discussed in the press release. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Origin Materials and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Origin Materials. These forward-looking statements are subject to a number of risks and uncertainties, including that Origin Materials may be unable to successfully commercialize its products; the effects of competition on Origin Materials’ business; disruptions and other impacts to Origin Materials’ business as a result of the COVID-19 pandemic and other global health or economic crises; changes in customer demand; and those factors discussed in the Annual Report on Form 10-K filed with the SEC on March 1, 2022 under the heading “Risk Factors,” and other documents Origin Materials has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin Materials presently does not know, or that Origin Materials currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Origin Materials’ expectations, plans, or forecasts of future events and views as of the date of this press release. Origin Materials anticipates that subsequent events and developments will cause its assessments to change. However, while Origin Materials may elect to update these forward-looking statements at some point in the future, Origin Materials specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Origin Materials’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Origin Materials, Inc.
Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)	March 31, 2022 (Unaudited)	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$57,941	$46,637
Restricted cash	490	490
Marketable securities	369,289	397,458
Other receivables	2,792	2,612
Derivative asset	213	202
Prepaid expenses and other current assets	2,559	3,774
Total current assets	433,284	451,173
Property, plant, and equipment, net	69,329	57,185
Operating lease right-of-use asset	2,710	1,782
Intangible assets, net	206	215
Other long-term assets	95	62
Total assets	$505,624	$510,417

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,088	$2,451
Accrued expenses	2,468	973
Operating lease liability, current	412	280
Other liabilities, current	90	380
Derivative liability	947	103
Total current liabilities	7,005	4,187

PPP Loan	—	—
Earnout liability	112,531	127,757
Canadian Government Research and Development Program Liability	6,852	6,762
Assumed common stock warrants liability	54,634	52,860
Stockholder note	5,189	5,189
Related party other liabilities, long-term	5,776	5,720
Operating lease liability	2,342	1,486
Other liabilities, long-term	2,900	2,946
Total liabilities	197,229	206,907

Commitments and contingencies (See Note 19)

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 141,418,989 and 141,301,569, issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	16	16
Additional paid-in capital	362,770	361,542
Accumulated deficit	(49,451)	(56,797)
Accumulated other comprehensive loss	(4,941)	(1,251)
Total stockholders’ equity	308,394	303,510
Total liabilities and stockholders’ equity	$505,624	$510,417

Origin Materials, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended March 31,
(In thousands, except share and per share data)	2022	2021
Operating Expenses
Research and development	$2,337	$1,309
General and administrative	5,071	3,948
Depreciation and amortization	148	115
Total operating expenses and loss from operations	7,556	5,372

Other (income) expenses
Interest income	(1,833)	—
Interest expense, net of capitalized interest	—	280
Change in fair value of derivatives	834	391
Change in fair value of warrants liability	1,774	48,109
Change in fair value of earnout liability	(15,227)	—
Other income, net	(450)	(581)
Total other (income) expenses, net	(14,902)	48,199
Net income (loss)	7,346	(53,571)

Other comprehensive income (loss)

Unrealized (loss) on marketable securities	(4,575)	—
Foreign currency translation adjustment, net of tax	885	466
Total comprehensive income (loss)	3,656	(53,105)
Net income (loss) per share, basic	$0.05	$(0.86)
Net income (loss) per share, diluted	$0.05	$(0.86)
Weighted-average common shares outstanding, basic	136,825,016	62,652,947
Weighted-average common shares outstanding, diluted	141,732,403	62,652,947

Origin Materials, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2022	2021
Cash flows from operating activities
Net income (loss)	$7,346	$(53,571)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	148	115
Amortization on right-of-use asset	121	72
Stock-based compensation	918	627
Amortization of debt issuance costs	—	5
Accretion of debt discount	—	14
Change in fair value of derivatives	834	391
Change in fair value of common stock warrants liability	1,774	—
Change in fair value of preferred stock warrants liability	—	48,109
Change in fair value of earnout liability	(15,227)	—
Change in fair value of incremental acquisition fee accrual	(45)	—
Payments on operating lease liabilities	(62)	(72)
Changes in operating assets and liabilities:
Other receivables	(179)	20
Prepaid expenses and other current assets	1,215	(2)
Other long-term assets	(32)	—
Accounts payable	637	31
Accrued expenses	1,495	901
Other liabilities, current	(290)	—
Related party payable	57	—
Net cash used in operating activities	(1,290)	(3,360)
Cash flows from investing activities
Purchases of property, plant, and equipment, net of grants	(10,380)	(741)
Capitalized interest on plant construction	(20)	(52)
Purchases of marketable securities	(1,255,027)	—
Sales of marketable securities	1,240,788	—
Maturities of marketable securities	37,732	—
Net cash provided by (used in) investing activities	13,093	(793)
Cash flows from financing activities
Proceeds from stockholders' notes payable, net of debt issuance costs	—	11,687
Proceeds from Canadian Government Research and Development Program	—	74
Issuance of common stock	34	55
Net cash provided by financing activities	34	11,816
Effects of foreign exchange rate changes on the balance of cash and cash equivalents, and restricted cash held in foreign currencies	(533)	(100)
Net increase (decrease) in cash and cash equivalents, and restricted cash	11,304	7,563
Cash and cash equivalents, and restricted cash, beginning of the period	47,127	1,874
Cash and cash equivalents, and restricted cash, end of the period	$58,431	$9,437

Origin Materials, Inc.
Reconciliation of GAAP and Non-GAAP Results

We believe that the presentation of Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA) is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures.

We define Adjusted EBITDA as net income or loss adjusted for (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) interest income, (iv) interest expense, net of capitalized interest, (v) change in fair value of derivative liabilities, (vi) change in fair value of warrants liability, (vii) change in fair value of earnout liability, (viii) professional fees related to completed mergers, and (ix) other income, net.

	Three months ended March 31,
(in thousands)	2022	2021
Net income (loss)	$7,346	$(53,571)
Stock based compensation	918	627
Depreciation and amortization	148	115
Interest income	(1,833)	—
Interest expense, net of capitalized interest	—	280
Change in fair value of derivative liabilities	834	391
Change in fair value of warrants liability	1,774	48,109
Change in fair value of earnout liability	(15,227)	—
Other income, net	(450)	(581)
Adjusted EBITDA	$(6,490)	$(4,630)